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                            CERTIFICATE OF AMENDMENT
                                STOCK CORPORATION

                     Office of the Secretary of the State
   30 Trinity Street / P.O. Box 150470 / Hartford, CT 06115-0470 /new/ 1-97
                            Space For Office Use Only


1.  NAME OF CORPORATION:

         Bishop Manufacturing Company, Incorporated

2. THE CERTIFICATE OF INCORPORATION IS (CHECK A., B. OR C.):

      X        A.  AMENDED.
   -------
               B.  AMENDED AND RESTATED.
   -------
               C.  RESTATED.
   -------

3. TEXT OF EACH AMENDMENT / RESTATEMENT:

         1. The name of the corporation is Atrium Door and Window Company of the Northeast.

4. VOTE INFORMATION (CHECK A., B. OR C.):

      X        A.  THE RESOLUTION WAS APPROVED BY SHAREHOLDERS AS FOLLOWS:
   -------

     (SET FORTH ALL VOTING INFORMATION REQUIRED BY CONN. GEN. STAT. SECTION 33-800 AS AMENDED IN THE SPACE PROVIDED BELOW)

      The number of shares of common stock, no par value, entitled to vote is
150. The vote required for adoption of the resolution was 101 shares. 150 shares voted in favor of adoption of the resolution.

               B.  THE AMENDMENT WAS ADOPTED BY THE BOARD OF DIRECTORS WITHOUT
   -------         SHAREHOLDER ACTION.  NO SHAREHOLDER VOTE WAS REQUIRED FOR
                   ADOPTION.

               C.  THE AMENDMENT WAS ADOPTED BY THE INCORPORATORS WITHOUT
   -------         SHAREHOLDER ACTION. NO SHAREHOLDER VOTE WAS REQUIRED FOR
                   ADOPTION.


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                                  5. EXECUTION

                      Dated this 1st day of December, 1997


Randall S. Fojtasek                President        By: /s/ Randall S. Fojtasek
                                                       ------------------------
Jeff L. Hull                       Secretary        By: /s/ Jeff L. Hull
                                                       ------------------------


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